As filed with the Securities and Exchange Commission on November 14, 2024
Registration No. 333-______

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 ________________________________________
bluebird bio, Inc.
(Exact Name of Registrant as Specified in its Charter)
 ________________________________________

Delaware	13-3680878
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
455 Grand Union Boulevard
Somerville, Massachusetts 02145
(339) 499-9300
(Address of Principal Executive Offices)

bluebird bio, Inc. 2023 Incentive Award Plan, as amended and restated
(Full Title of the Plan)
 ________________________________________
Andrew Obenshain
President and Chief Executive Officer
bluebird bio, Inc.
455 Grand Union Boulevard
Somerville, Massachusetts 02145
(339) 499-9300
(Name and Address of Agent For Service) (Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Peter N. Handrinos, Esq.
Latham & Watkins LLP
200 Clarendon Street
Boston, Massachusetts 02116
(617) 948-6000
 ________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, small reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “small reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I
EXPLANATORY NOTE
On November 6, 2024, the stockholders of bluebird bio, Inc. (the “Company” or the “Registrant”) approved an amendment and restatement of the Company’s 2023 Incentive Award Plan (the “2023 Plan”), which, among other things, increased the aggregate number of shares authorized for issuance under the 2023 Plan by 15,000,000 shares to 20,200,000 shares. This Registration Statement on Form S-8 is being filed for the purpose of registering the additional 15,000,000 shares of the Registrant’s common stock to be issued pursuant to the 2023 Plan and for which a registration statement filed on Form S-8 by the Registrant is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-272714) relating to the 2023 Incentive Award Plan is hereby incorporated by reference.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35966) filed June 24, 2013

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 001-35966) filed June 20, 2023

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 10-K (File No. 001-35966) filed December 18, 2023

5.1*	Opinion of Latham & Watkins LLP, counsel to the Registrant

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of attorney (included on signature page)

99.1
bluebird bio, Inc. 2023 Incentive Award Plan, as amended and restated, and forms of award agreements thereunder (incorporated by reference to Exhibit 10.5 to the Registrant's Quarterly Report on Form 10-Q (File No. 001--35966) filed November 14, 2024

107.1*	Filing Fee Table
 __________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerville, Commonwealth of Massachusetts, on this 14th day of November, 2024.

bluebird bio, Inc.

By:	/s/ Andrew Obenshain
Andrew Obenshain
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of bluebird bio, Inc., hereby severally constitute and appoint Andrew Obenshain and O. James Sterling, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for them and in their name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Andrew Obenshain	President, Chief Executive Officer, Director	November 14, 2024
Andrew Obenshain	(Principal Executive Officer)

/s/ O. James Sterling	Chief Financial Officer	November 14, 2024
O. James Sterling	(Principal Financial Officer and Principal Accounting Officer)

/s/ Mark Vachon	Director	November 14, 2024
Mark Vachon

/s/ John O. Agwunobi, M.D.	Director	November 14, 2024
John O. Agwunobi, M.D.

/s/ Michael Cloonan	Director	November 14, 2024
Michael Cloonan

/s/ Charlotte Jones-Burton, M.D.	Director	November 14, 2024
Charlotte Jones-Burton, M.D.

/s/ Elisabeth Leiderman, M.D.	Director	November 14, 2024
Elisabeth Leiderman, M.D.

/s/ Nick Leschly	Director	November 14, 2024
Nick Leschly

/s/ Richard Paulson	Director	November 14, 2024
Richard Paulson

/s/ Najoh Tita-Reid	Director	November 14, 2024
Najoh Tita-Reid